- - PRESS RELEASE - -

Investor Contact:	At ROTH Capital:
Max Pashman	Al Longfield
Vice President	Managing Director
mpashman@irpartnersinc.com	alongfield@roth.com
Phone: 818-280-6800	Phone: 949-500-2959

FOR IMMEDIATE RELEASE

FebruARY 17, 2016

ADAPTIVE MEDIAS, INC. ANNOUNCES ENGAGEMENT OF INVESTMENT BANKING FIRM ROTH CAPITAL PARTNERS TO PROVIDE STRATEGIC ADVISORY SERVICES

ROTH Engaged to Initially Focus on Recent Buyout Offer of Adaptive Medias

IRVINE, Calif., February 17, 2016 — Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leading provider of programmatic advertising across mobile, video and online display, today announced that it has engaged ROTH Capital Partners, LLC, a leading investment banking and securities firm, to provide strategic advisory services, in particular related to an unsolicited offer recently received by the Company, as well as undergoing an effort to identify other prospective buyers or strategic partners for Adaptive Medias, Inc. ROTH will also focus on assisting Adaptive Medias in creating and executing new strategies for maximizing shareholder value through its full scope of investment banking services.

“Adaptive Medias is in the process of increasingly expanding into the digital media and mobile markets,” said John B. Strong, Chairman and CEO of Adaptive Medias. “As demand for our proprietary technology continues to grow - - as evidenced by a recent offer to acquire Adaptive Medias - - we will need strategic advisors to provide sound financial guidance to maximize the potential benefits to both our customers and shareholders. We chose ROTH because of their successful track-record as a quality, full-service investment banking firm and look forward to their strategic advice and guidance with these important strategic decisions,” Mr. Strong concluded.

ABOUT ROTH CAPITAL PARTNERS

ROTH Capital Partners, LLC (ROTH), is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, marketing-making services and corporate access. ROTH has raised more than $30 billion for small-cap public companies and completed over 250 merger, acquisition and advisory assignments. Headquartered in Newport Beach, California, ROTH is privately-held and employee-owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

Adaptive Medias, Inc. Press Release

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB: ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company’s comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect Adaptive Medias’ current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias’ actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

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